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                                                                   Exhibit 10.81

                        EXECUTIVE EMPLOYMENT AGREEMENT
                        ------------------------------

     THIS EXECUTIVE EMPLOYMENT AGREEMENT ("Agreement") is made and entered into effective as of October 16, 2000 (the "Effective Date"), by and between Velocity Express, Inc., a corporation duly organized and existing under the laws of the State of Delaware, with a place of business at 11 Greenway Plaza, Suite 250, Houston, Texas, hereinafter referred to as "Company", Jeffry J. Parell, residing ____________, hereinafter referred to as "Executive", and United Shipping & Technology, Inc., a corporation duly organized and existing under the laws of the State of Utah, with a place of business at 9850 51st Avenue North, Suite 110, Plymouth, Minnesota, hereinafter referred to as "UST".

                                   ARTICLE 1
                                   ---------

                                  EMPLOYMENT
                                  ----------

     1.01. Company hereby agrees to employ Executive as President and Chief Executive Officer of Company, and Executive hereby accepts and agrees to such employment from and after the Effective Date, on the terms and conditions of this Agreement.

     1.02. Executive shall have the authority, responsibilities, and perform such duties as are customarily performed by a president and chief executive officer or comparable position in other or similar businesses as that engaged in by Company. A list of duties and responsibilities for this position is attached hereto, and incorporated as a part hereof, as Exhibit A. Executive shall also
                                              ---------
render such additional services and duties as may be reasonably requested of him from time to time by UST's Board of Directors or its chief executive officer, and are consistent with Executive's position and title.

     1.03. Executive shall report to the chief executive officer of UST, and shall generally be subject to direction, orders and advice of the chief executive officer.

     1.04. As a condition to Executive's employment by the Company and the effectiveness of this Agreement, Executive agrees to submit to a physical examination and drug test conducted by physicians acceptable to the Company, and to a reference, security and credit check. In the event the results of any of the foregoing are unacceptable to the Company in its sole discretion, the Company's offer of employment to Executive may be revoked, and this Agreement may be terminated and considered void ab initio, without any further obligation of whatever kind to Executive by the Company or UST. Executive further agrees that Executive's employment by the Company and the effectiveness of this Agreement is conditioned on the appropriate approval of the Company's and UST's respective Boards of Directors.

     1.05. Executive's home office shall be UST's principal executive office, which is currently located at 9850 51/st/ Avenue North, Suite 110, Plymouth, Minnesota. The Company intends to maintain a core group of executives in the Minneapolis, Minnesota metropolitan area. Executive acknowledges and agrees that the nature and extent of his duties as President and Chief Executive

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Officer of the Company will require extensive travel to the principal places of business of the Company, its subsidiaries and their operating locations.

                                   ARTICLE 2
                                   ---------

                           BEST EFFORTS OF EXECUTIVE
                           -------------------------

     2.01. Executive agrees that he will at all times faithfully, industriously, and to the best of his ability, experience, and talents, perform all of the duties that may be required of and from him pursuant to the express and implicit terms of this Agreement, to the reasonable satisfaction of Company and UST.

     The foregoing shall not preclude Executive from devoting reasonable time to activities such as supervision of personal investments and activities involving professional, charitable, educational, religious and similar types of activities, speaking engagements and membership on up to two other boards of directors, provided such activities do not interfere in any material way with the business of the Company or with Executive's performance of his duties pursuant to this Agreement. The time involved in such activities will be treated as time-off or vacation time unless otherwise approved in advance by the chief executive officer of UST , in the reasonable discretion of Company, and Executive shall be solely responsible for all costs incurred in connection with such activities. Executive shall be entitled to keep any amounts paid to him in connection with such activities (e.g., director fees and honoraria).

                                   ARTICLE 3
                                   ---------

                       TERM OF EMPLOYMENT AND AGREEMENT
                       --------------------------------

     3.01. The Term of Executive's employment with Company pursuant to this Agreement shall be two (2) years from the Effective Date, subject to the provisions set forth in Article 6 of this Agreement. Upon the expiration of this initial two year Term, this Agreement shall be automatically extended for six month periods, unless either Executive or Company provides the other with written notice of intention not to renew at least ninety (90) days prior to the expiration of the initial Term, and at least sixty (60) days prior to the expiration of any extension Term.

                                   ARTICLE 4
                                   ---------

                           COMPENSATION AND BENEFITS
                           -------------------------

     4.01. Executive will be paid an annualized base salary ("Base Salary") of Three Hundred Forty Thousand and no/100 Dollars ($340,000.00). Executive's base salary shall be payable in equal installments pursuant to Company's normal payroll procedures and dates. UST's Board of Directors shall review Executive's base salary compensation at least annually, generally at the conclusion of the Company's fiscal year. At that time, Executive's base salary will be increased by a percentage amount equal to but not less than three percent (3%) per year. Any other actual increase in Executive's base salary shall be made within UST's sole judgment and discretion and shall be based on an analysis of total compensation paid to a president and chief executive officer or such other

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comparable position of entities comparable to the Company within this region and any other criteria UST determines are appropriate. Such adjusted annual salary then shall become the Executive's "Base Salary" for purposes of this Agreement. The Executive's annual Base Salary shall not be reduced after any increase, without the Executive's written consent; provided, however, that in the event the salary of UST's Chief Executive Officer is reduced as a result of the exigencies of the business of the Company or UST, Executive's Base Salary may be reduced on a comparable basis and such reduction shall not be a breach of this Agreement.

     4.02. Executive shall be eligible to receive such fringe benefits as are, and may be, made available to any other executive employee of Company or UST from time to time. Such benefits may include, but are not limited to, a medical and dental plan, short term disability plan, long term disability plan, profit sharing and nonqualified deferred compensation arrangements, and a life insurance plan. Executive shall be covered by the Company's life insurance plan during the Term of this Agreement, such coverage to be in an amount equal to no less than two times Executive's Base Salary and paid for by the Company or UST. If Executive elects to continue coverage under a prior employer's group health benefits plan during the month of December 2000, the Company will pay the full premium cost of such coverage on behalf of Executive and his dependents. Executive and his dependents shall become covered under the Company's group health benefits plan on January 1, 2001, with no waiting period, subject to the contribution and election requirements applicable to other executive employees.

     4.03. Executive shall be eligible to receive annual discretionary incentive bonus compensation of up to thirty percent (30%) of Executive's Base Salary for the previous year upon achievement of preestablished personal and overall Company goals and/or other criteria as are determined and approved by UST's Board of Directors with input from Executive (the "Bonus Criteria"). In addition to the foregoing, Executive shall be eligible to receive an additional annual discretionary incentive bonus compensation of up to five percent (5%) of Executive's base salary for the previous year upon exceeding such Bonus Criteria by an amount determined by UST's Board of Directors. Any bonus payments shall be made within ninety (90) days following the completion of each fiscal year. Any dispute between Executive and UST as to the amount of, or entitlement to, any bonus shall be promptly addressed by the Compensation Committee of UST's Board of Directors. Unresolved disputes shall be submitted to arbitration in Minneapolis, Minnesota, in accordance with the applicable rules of the American Arbitration Association. For the fiscal year ending June 30, 2001, Executive's bonus, if any, shall be based upon a full fiscal year.

     4.04 If an automobile manufacturer, or an affiliate thereof, provides one or more executives of the Company with the use of an automobile, Executive at his discretion shall be provided with the use of an automobile. Executive shall receive a monthly car allowance in the amount of $400.00. Executive otherwise shall submit to the Company such reports regarding monthly car usage as the Company may reasonably require. The amount of Executive's monthly car allowance shall be reviewed on a periodic basis, and may be increased, but not decreased. The Executive will pay all personal related income taxes.

     4.05. After the satisfaction of the conditions set forth in Section 1.04 hereof, UST shall award to Executive options or warrants, at UST's discretion, to purchase up to 250,000 shares of UST's $0.004 par value common stock ("Common Stock") at an exercise price equal to 100% of the

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closing price of the Common Stock on the Effective Date as reported on the
Nasdaq SmallCap Market. Such options or warrants, as the case may be, shall be for a term of 10 years and shall vest ratably over a 3-year period following the Effective Date; provided that such vesting shall be accelerated upon Executive's termination due to death, disability or Good Reason, in the manner and to the extent set forth in Articles 6 and 7 hereof. Notwithstanding such vesting schedule, the options or warrants shall immediately vest and become fully exercisable upon a "Change of Control" as defined in Section 11.03 hereof. In addition, said options or warrants, as the case may be, shall have such other terms and conditions as Executive and UST shall agree. Said options or warrants shall be subject to immediate termination upon Executive's termination for Cause as set forth in Section 6.04 hereof.

     4.06. Company shall reimburse Executive for all reasonable and necessary business expenses incurred in the performance of services with Company, according to Company's policies and upon Executive's presentation of an itemized written statement and such verification as Company may require.

                                   ARTICLE 5
                                   ---------

                         VACATION AND LEAVE OF ABSENCE
                         -----------------------------

     5.01. Executive is entitled to twenty-one (21) days of paid vacation per year, in addition to Company's normal holidays. Vacation time will be scheduled taking into account the Executive's duties and obligations at Company. Sick leave, holiday pay and all other leaves of absence will be in accordance with Company's stated personnel policies. Vacation days not used in any year may be carried over to the following year.

                                   ARTICLE 6
                                   ---------

                                  TERMINATION
                                  -----------

     6.01. Executive may resign his position and terminate his employment by giving Company and UST one hundred twenty (120) days written notice of his intention to resign. If requested by UST, Executive agrees to cooperate in training his successor until his actual termination. In the event of such resignation, Executive shall receive only that compensation earned through his last day of employment; provided, however, that, provided Executive gives proper notice and cooperates in such training, Executive shall be entitled to all or a portion of any bonus due Executive pursuant to any bonus plan or arrangement established prior to termination, to the extent earned or performed based upon the requirements or criteria of such plan or arrangement, as the Board of Directors of UST shall in good faith determine.

     6.02. UST or Company may, subject to applicable law, terminate this Agreement by giving Executive thirty (30) days notice if Executive, due to sickness or injury, is prevented from carrying out his essential job functions for a period of six (6) months as reasonably determined by UST's Board of Directors. In the event of such termination, Executive shall receive that compensation earned through the date of termination and continuation of Executive's medical and dental plan, long term disability plan, and a life insurance coverage until the second anniversary of the date of

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termination, at the same cost to Executive as in effect prior to termination;
provided, however, that Executive shall be entitled to all or a portion of any bonus due Executive pursuant to any bonus plan or arrangement established prior to termination, to the extent earned or performed based upon the requirements or criteria of such plan or arrangement, as the Board shall in good faith determine. If Executive's employment or this Agreement is terminated under this
Section 6.02 and the illness or injury causing such termination is work-related, the Company or UST shall cause the immediate vesting and exercisability of any unvested stock options or warrants to purchase UST Common Stock then held by Executive.

     6.03. Executive's employment and this Agreement will be deemed terminated upon the death of the Executive. In the event of such termination, Executive shall receive compensation earned through the date of termination and continuation of medical and dental plan coverage for Executive's spouse and dependents until the second anniversary of the date of termination, at the same cost to Executive's spouse and dependents as in effect prior to termination; provided, however, that Executive shall be entitled to all or a portion of any bonus due Executive pursuant to any bonus plan or arrangement established prior to termination, to the extent earned or performed based upon the requirements or criteria of such plan or arrangement, as the Board shall in good faith determine. If Executive's employment or this Agreement is terminated under this
Section 6.03, the Company or UST shall cause the immediate vesting and exercisability of all unvested stock options or warrants to purchase UST Common Stock then held by Executive.

     6.04. Any other provision of this Agreement notwithstanding, UST or Company may terminate Executive's employment without notice if the termination is based on any of the following events that constitute Cause:

     (a) Any conviction or nolo contendere plea by Executive to a felony or gross misdemeanor, or a misdemeanor involving moral turpitude; or any public conduct by Executive, which has or can reasonably be expected to have a material detrimental effect on Company or UST; or

     (b) Any fraud, misappropriation, embezzlement or intentional material damage to the property or business of Company or UST by Executive; or

     (c) Executive's willful violation of federal or state securities laws, or the rules or regulations of the Securities and Exchange Commission or any market on which UST's securities are listed, which has or can reasonably be expected to have a material detrimental effect on Company or UST; or

     (d) Executive's willful breach of any of the provisions of this Agreement, willful breach of fiduciary duty or willful violation of specific lawful and reasonable directions of the Chief Executive Officer or Board of Directors of UST conveyed to Executive in writing.

In the event of such termination for Cause, and not withstanding any contrary provision otherwise stated, Executive shall receive only his base salary earned through the date of termination and all of

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the options and/or warrants granted to Executive hereunder or otherwise by UST shall immediately terminate and be of no further force or effect.

     6.05. The employment of the Executive shall in no event be considered to have been terminated for Cause if the termination of his employment took place:

     (a) as a result of an act or omission which occurred more than 360 days prior to the Executive's having been given notice of the termination of his employment for such act or omission, unless the commission of such act or such omission could not at the time of such commission or omission have been known to a member of the Board of Directors of UST (other than the Executive, if he is then a member of the Board of Directors), in which case more than 360 days from the date that the commission of such act or such omission was or could reasonably have been so known;

     (b) as a result of the continuing course of action which commenced and was or reasonably could have been known to a member of the Board of Directors of UST (other than the Executive) more than 360 days prior to notice having been given to the Executive of the termination of his employment; or

     (c) as a result of any act, or failure to act based upon specific directions given pursuant to a resolution duly adopted by the Board of Directors, or based upon the specific advice of counsel for Company or UST.

                                   ARTICLE 7
                                   ---------

                                   SEVERANCE
                                   ---------

     7.01. If UST or the Company, or their respective successors or assigns, terminates Executive's employment for any reason other than those listed in Sections 6.02, 6.03, and 6.04 above, or Executive terminates his employment for Good Reason (as defined below) the Company, or its successors or assigns, shall:

     (a) pay Executive as severance pay each month for eighteen (18) consecutive months following his termination his monthly Base Salary in effect at the time of separation, less customary withholdings, beginning one (1) month after termination; provided that said severance payments shall terminate at such time as Executive finds other comparable employment, which Executive agrees to seek in good faith;

     (b) continue to provide Executive with COBRA medical and dental coverage, long term disability plan, and life insurance plan coverage for eighteen (18) months following his termination, at the same cost to Executive as in effect prior to his termination;

     (c) cause the immediate vesting and exercisability of any unvested stock options or warrants to purchase UST Common Stock then held by Executive;

     (d) provide or reimburse Executive for outplacement services and related benefits for a period of twelve (12) months in an aggregate amount not to exceed $20,000.00;

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     (e)    pay Executive, within sixty (60) days of such termination, (i) the amount of any earned but unpaid bonus attributable to a completed fiscal year, and (ii) an amount equal to the prorated portion of the annual bonus payment Executive would have received for the fiscal year including the date of termination, provided all Bonus Criteria through such termination have been achieved; and

     (f) pay Executive, within fifteen (15) days of such termination, all compensation earned by him through the date of termination (including without limitation, accrued vacation pay) to the extent not theretofore paid, and the amount of reimbursable expenses theretofore incurred in the course of employment.

     7.02. For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the following without Executive's prior written consent (i) assigning duties to Executive that are inconsistent with those of the position of President and Chief Executive Officer of Company, or such other senior executive position with UST to which Executive has been assigned, for similar companies in similar industries; (ii) requiring Executive to report to other than UST's Chairman and Chief Executive Officer or Board of Directors; (iii) the repeated failure of Company to pay any portion of Executive's compensation within a reasonable time of the date such compensation is due; (iv) Company requires Executive to relocate his principal business office to a location not within 50 miles of Company's principal business office on the Effective Date; or
(v) Company's failure to continue in effect any cash or stock-based incentive or bonus plan, pension plan, welfare benefit plan or other benefit plan, program or arrangement, unless the aggregate value of all such arrangements provided to Executive after such discontinuance is not materially less than the aggregate value as of the Effective Date, and unless such failure to continue affects the other senior executives of UST in like manner. For purposes of this paragraph, "Company" shall mean the Company and, following any Change in Control, the Surviving Corporation or, if applicable, the Parent Corporation (as those terms are defined in Section 11.03).

                                   ARTICLE 8
                                   ---------

                                 NONDISCLOSURE
                                 -------------

     8.01. Except as permitted or directed by UST or as may be required in the proper discharge of Executive's employment hereunder, Executive shall not, during the Term or at any time thereafter, divulge, furnish or make accessible to anyone or use in any way any confidential, trade secret or proprietary information of UST or Company, or either of their subsidiaries or affiliates (collectively, the "UST Group"), including without limitation, whether or not reduced to writing, customer lists, customer files or information, planning and financial information, contracts, sales and marketing information, business strategy or opportunities for new or developing business, current or planned acquisitions or divestitures, and including any confidential or trade secret information that may be in the possession of any of the UST Group regarding other persons, firms or entities, or information regarding which Executive has prepared, acquired or become acquainted with during his employment by Company. Executive acknowledges that the above-described knowledge or information is the property of the UST Group that constitutes a unique and valuable asset and represents a substantial investment by the UST Group, and that any disclosure or other use of such knowledge or information, other than for the sole benefit of the UST Group, would be wrongful and would cause

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irreparable harm to the UST Group. Executive agrees to at all times maintain the confidentiality of such knowledge or information, to refrain from any acts or omissions that would reduce its value to the UST Group, and to take and comply with reasonable security measures to prevent any accidental or intentional disclosure or misappropriation. Upon termination of Executive's employment for any reason, Executive shall promptly return to UST all such confidential, trade secret and proprietary information, including all copies thereof, then in Executive's possession, control or influence, whether prepared by Executive or others.

     8.02. The foregoing obligations of confidentiality shall not apply to any knowledge or information (i) the entirety of which is now published or subsequently becomes generally publicly known, other than as a direct or indirect result of the breach of this Agreement by Executive or a breach of a confidentiality obligation owed to any of the UST Group by any third party, (ii) that can be demonstrated by Executive to have been known by him prior to his employment by the Company, or (iii) is obtained by Executive in good faith from a third party who discloses such knowledge or information to Executive without violating any obligation of confidentiality or secrecy.

     8.03. In the event of a breach or threatened breach by Executive of the provisions of this Article 8, each member of the UST Group, as appropriate, shall be entitled to an injunction restraining Executive from directly or indirectly disclosing, disseminating, lecturing upon, publishing or using such confidential, trade secret or proprietary information (whether in whole or in part) and restraining Executive from rendering any services or participating with any person, firm, corporation, association or other entity to whom such knowledge or information (whether in whole or in part) has been disclosed, without the posting of a bond or other security. Nothing herein shall be construed as prohibiting any member of the UST Group from pursuing any other equitable or legal remedies available to it for such breach or threatened breach, including the recovery of damages from Executive. Executive agrees that each member of the UST Group, as appropriate, shall be entitled to recover their respective costs of litigation, expenses and attorney fees incurred in enforcing this Agreement.

     8.04.  The Executive understands and agrees that any violation of this
Article 8 while employed by Company may result in immediate disciplinary action by Company and UST, including termination of employment pursuant to Section 6.04 hereof.

     8.05. The provisions of this Article 8 shall survive termination of this Agreement.

                                   ARTICLE 9
                                   ---------

                      NONCOMPETITION AND NON-RECRUITMENT
                      ----------------------------------

     9.01. UST, Company and Executive recognize and agree that: (i) Executive has received, and will in the future receive, substantial amounts of highly confidential and proprietary information concerning UST and Company, their businesses, customers and employees; (ii) as a consequence of using or associating himself with Company's name, goodwill, and reputation, Executive will develop personal and professional relationships with Company's current and prospective customers and clients; and (iii) provision for non-competition and non-recruitment obligations by Executive is critical to UST's and Company's continued economic well-being and protection of UST's and

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Company's confidential and proprietary business information. In light of these considerations, this Article 9 sets forth the terms and conditions of Executive's obligations of non-competition and non-recruitment during the Term of and subsequent to the termination of this Agreement and/or Executive's employment for any reason.

     9.02. Unless the obligation is waived or limited by UST and Company as set forth herein, Executive agrees that during the term of Executive's employment pursuant to this Agreement and for a period of twelve (12) months following termination of Executive's employment for any reason ("the Non-Compete Period"), Executive will not directly or indirectly (a) solicit or do competitive business with any person or entity that is or was a customer of Company within the twelve
(12) months prior to the date of termination, or (b) engage within North America in any similar or related business activity in competition with the Company's business as conducted at the time of such termination. Among all other competitive actions that are likewise restricted, Executive during the Non-Compete Period shall not cause or attempt to cause any existing or prospective customer, client or account who then has a relationship with Company for current or prospective business to divert, terminate, limit or in any adverse manner modify, or fail to enter into any actual or potential business with Company. As used in this Section, the phrase "Business of the Company" shall mean the provision of same-day delivery services.

     9.03. At its sole option, Company may, by express written notice to Executive, waive or reduce the time and/or geographic area in which Executive cannot engage in competitive activity or the scope of such competitive activity.

     9.04. For a period of eighteen (18) months following termination of Executive's employment for any reason, Executive will not initiate or actively participate in any other employer's recruitment or hiring of any of UST's or Company's employees.

     9.05.  Executive agrees that breach by him of the provisions of this
Article 9 will cause UST and Company, as appropriate, irreparable harm that is not fully remedied by monetary damages. In the event of a breach or threatened breach by Executive of the provisions of this Article 9, UST and Company, as appropriate, shall be entitled to an injunction restraining Executive from directly or indirectly competing or recruiting as prohibited herein, without posting a bond or other security. Nothing herein shall be construed as prohibiting UST or Company from pursuing any other equitable or legal remedies available to it for such breach or threatened breach, including the recovery of damages from Executive. Executive agrees that UST and Company shall be entitled to recover their respective costs of litigation and attorney fees incurred in enforcing this Agreement.

     9.06.  The Executive understands and agrees that any violation of this
Article 9 while employed by Company may result in immediate disciplinary action by UST and Company, including termination of employment pursuant to Section 6.04 hereof.

     9.07. The obligations contained in this Article 9 shall survive the termination of this Agreement.

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                                  ARTICLE 10
                                  ----------

                                  INVENTIONS
                                  ----------

     10.01. Executive acknowledges that Inventions, including new and valuable proprietary concepts, methods, processes, discoveries, and trade secrets (as defined in the Uniform Trade Secrets Act), may be developed, originated, authorized, conceived, invented, or made by Executive, either alone or jointly with others, in the course of Executive's employment by Company. Executive acknowledges that all such Inventions shall be the exclusive property of Company, whether or not patentable or copyrightable, and whether or not shown or described in writing or reduced to practice. Executive agrees to promptly and fully disclose in writing to UST and Company complete information concerning each and every such Invention made, developed, perfected, devised, conceived or first reduced to practice by Executive, either solely or in collaboration with others, during the period of the Executive's employment hereunder, whether or not during regular working hours, relating either directly or indirectly to the business, products, practices or techniques of Company or UST. Executive, to the extent that he has the legal right to do so, hereby acknowledges that any and all such Inventions are the property of Company and hereby assigns and agrees to assign to Company or UST, as directed by UST's Chief Executive Officer or Board of Directors, any and all of Executive's right, title and interest in and to any and all of such Inventions and to applications for letters patent or copyrights in all countries and to letter patent or copyrights granted with respect to such Inventions in all countries.

     10.02. "Inventions" means any invention, improvement, discovery, idea, device, design, apparatus, practice, process, method or product (whether patentable or not and including those which may be subject to copyright protection), and including any trade names, trademarks or service marks or slogans, generated, conceived, or reduced to practice by Executive alone or in conjunction with others, during or after working hours, while an employee of Company.

     10.03. The provisions of Section 10.1 shall not apply to any Inventions meeting the following conditions: (a) such Invention was developed entirely on Executive's own time; and (b) such Invention was made without the use of any Company or UST equipment, supplies, facility or trade secret information; and either (c) such Invention does not result from any work performed by Executive for Company or UST, or (d) such Invention does not relate (i) directly to the business of Company or UST or (ii) to Company's or UST's actual or demonstrably anticipated research or development.

     10.04. Executive will keep accurate, complete and timely accounts, notes, data and records of all Inventions in the manner and form requested by Company. Such accounts, notes, data and records shall be the property of Company and shall be retained on UST's premises, and, upon Company's request, Executive will promptly surrender same to it or, if not previously surrendered upon its request or otherwise, Executive will surrender the same to Company upon the conclusion of his employment.

     10.05. Upon request and whether during the period of Executive's employment hereunder or thereafter, Executive will do all lawful acts, including, but not limited to, the execution of papers and lawful oaths and the giving of testimony, that in the opinion of Company, its successors and assigns, may be necessary or desirable in obtaining, sustaining, reissuing, extending and enforcing United States and foreign letters patent, including, but not limited to, design patents, or other applicable registrations, on any and all of such Inventions, and for perfecting, affirming and recording Company's complete ownership and title thereto, and to cooperate otherwise in all proceedings and matters relating thereto. Executive will not be entitled to compensation for acts performed under this Section 10.5 other than reimbursement for all reasonable expenses.

     10.06.  Executive agrees that breach by him of the provisions of this
Article 10 will cause Company and UST irreparable harm that is not fully remedied by monetary damages. In the event of a breach or threatened breach by Executive of the provisions of this Article 10, Company and UST, as appropriate, shall be entitled to an injunction restraining Executive from directly or indirectly violating the terms of this Article 10, without posting a bond or other security. Nothing herein shall be construed as prohibiting UST or Company from pursuing any other equitable or legal remedies available to it for such breach or threatened breach, including the recovery of damages from Executive. Executive agrees that UST and Company shall be entitled to recover their respective costs of litigation and attorney fees incurred in enforcing this Agreement.

     10.07.  The Executive understands and agrees that any violation of this
Article 10 while employed by Company may result in immediate disciplinary action by UST or Company, including termination of employment pursuant to Section 6.04 hereof.

     10.08. The obligations contained in this Article 10 shall survive the termination of this Agreement with respect to Inventions conceived or made by Executive during the period of his employment and shall be binding upon assigns, executors, administrators and other legal representatives of Executive. For purposes of this Agreement, any Invention relating to the business of Company or UST on which Executive files or claims a copyright, or files a patent application, within one (1) year after termination of his employment with Company, shall be presumed to cover Inventions conceived by Executive during the term of his employment with Company, subject to proof to the contrary by good faith, written and duly corroborated records establishing that such Invention was conceived and made following termination of employment.

                                  ARTICLE 11
                                  ----------

                               CHANGE IN CONTROL
                               -----------------

     11.01. If within six (6) months after a Change in Control (as defined below) or during the Period Pending a Change in Control (as defined below), (i) Company or UST terminates Executive's employment other than for Cause, or (ii) Executive voluntarily terminates his employment for Good Reason, Company and UST shall, in addition to those payments and benefits provided under Section 7.01 above pay Executive, within fifteen (15) days of such termination, the value of continued coverage for a period of 18 months under any pension, profit sharing or other retirement plan maintained by the Company. The value of such coverage under a tax qualified plan may be provided through a nonqualified pension or profit sharing plan and shall be determined by adding 18 additional months of age and service to the Executive's actual age and service at the date of the Executive's termination of employment and as if the Executive earned compensation during such 18-month period at the rate in effect during the 12-month period immediately preceding his termination date. In the case of a defined benefit pension plan, such value shall include any early retirement subsidies to which the Executive would have become entitled under the plan and shall be determined using the actuarial factors set forth in such plan.

     11.02. In the event that any payment, benefit or distribution by or on behalf of Company or UST to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section) (the "Payments") is determined by the certified public accounting firm used by UST prior to Executive's termination to be an "excess parachute payment" pursuant to Code Section 280G or any successor or substitute provision of the Code, with the effect that Executive is liable for the payment of the excise tax described in Code Section 4999 or any successor or substitute provision of the Code (the "Excise Tax"), then Company, UST and Executive agree to structure such payments in such manner as to avoid such payments being determined to be an "excess parachute payment" so long as there is no detriment to US&T.

     11.03. For purposes of the Agreement, a "Change in Control" of the Company or UST will be deemed to occur as of the first day that any one or more of the following condition is satisfied:

     (a) Consummation by UST or the Company of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the stock or assets of the Company or UST or the acquisition of assets or stock of another entity (a "Business Combination"), in each case, unless immediately following such Business Combination:
             (i) more than forty percent (40%) of the combined voting power of then outstanding voting securities entitled to vote generally in the election of directors of (x) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (y) if applicable, a corporation that as a result of such transaction owns UST or all or substantially all of the assets of UST either directly or through one or more subsidiaries (the "Parent Corporation"), is held, directly or indirectly by the shareholders of UST or Company, as appropriate, prior to such Business Combination, and (ii) at least thirty percent (30%) of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) are individuals who, as of the date of the Agreement, constitute the Board of Directors of Company or UST or Company, as appropriate, (the "Incumbent Board"), provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board; or

     (b) Approval by the stockholders of Company or UST of a complete liquidation or dissolution of Company or UST.

     However, in no event will a Change in Control be deemed to have occurred, with respect to Executive, if Executive is part of a purchasing group that consummates the Change in Control transaction. Executive will be deemed "part of a purchasing group" for purposes of the preceding sentence if Executive is an equity participant in the purchasing company or group (except: (i) passive ownership of less than five percent (5%) of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group that is otherwise not significant, as determined prior to the Change in Control by a majority of the nonemployee continuing directors).

     11.04. For purposes of this Agreement, the "Period Pending a Change in Control" will be the three month period immediately preceding a Change in Control.

                                  ARTICLE 12
                                  ----------

                                 MISCELLANEOUS
                                 -------------

     12.01.  Governing Law.  This Agreement shall be governed and construed
             -------------
according to the laws of the State of Minnesota without regard to conflicts of law provisions, except insofar as the corporate laws of Utah or Delaware may be applicable.

     12.02.  Successors.  This Agreement is personal to Executive and Executive
             ----------
may not assign or transfer any part of his rights or duties hereunder, or any compensation due to him hereunder, to any other person or entity. This Agreement may be assigned by Company and UST, and either may require any successors or assigns to expressly assume and agree to perform Company's and UST's respective obligations under this Agreement.

     12.03.  No Waiver.  No failure or delay on the part of Company, UST or
             ---------
Executive in enforcing or exercising any right or remedy hereunder shall operate as a waiver thereof.

     12.04.  Modification.  This Agreement supersedes and replaces any and all
             ------------
prior oral or written understandings, if any, between the parties relating to the subject matter of this Agreement, which are hereby revoked. The parties agree that this Agreement, together with any option or warrant agreement entered into between the parties pursuant to Section 4.05 hereof (a) is the entire understanding and agreement between the parties and (b) is the complete and exclusive statement of the terms and conditions thereof, and there are no other written or oral agreements in regard to the subject matter of this Agreement. This Agreement shall not be changed or modified except by a written document signed by the parties hereto.

     12.05.  Severability and Blue Penciling.  To the extent that any provision
             -------------------------------
of this Agreement shall be determined to be invalid or unenforceable as written, the validity and enforceability of the remainder of such provision and of this Agreement shall be unaffected. If any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, UST, Company and Executive specifically authorize the tribunal making such determination to edit the invalid or unenforceable provision to allow this Agreement, and the provisions thereof, to be valid and enforceable to the fullest extent allowed by law or public policy.

     12.06.  Insurance.  For the period from the date hereof through at least
             ---------
the tenth anniversary of Executive's termination of employment from Company or UST, Company and UST agree to maintain Executive as an insured party on all directors' and officers' insurance maintained by the Company and UST for the benefit of its directors and officers on at least the same basis as all other covered individuals and provide Executive with at least the same corporate indemnification as its officers; provided, however, that if by the terms of any such policy Executive automatically remains covered for acts or omissions during the term of his employment by Company or UST, UST shall not be required to separately maintain Executive as an insured party if said maintenance would require the payment of premiums for such coverage.

     12.07.  Attorneys Fees.  Executive shall be solely responsible for and pay
             --------------
all attorneys fees, costs and expenses incurred by Executive in connection with the negotiation, execution and delivery of this Agreement up to $10,000. All reasonable costs and expenses (including fees and disbursements of counsel) incurred by Executive in seeking to interpret this Agreement or enforce rights pursuant to this Agreement shall be paid on behalf of or reimbursed to Executive promptly by Company, if Executive is successful in asserting such rights up to $5,000.

     12.08.  Effect on Other Obligations.  Payments and benefits herein provided
             ---------------------------
to be paid Executive by Company shall be made without regard to and in addition to any other payments or benefits required to be paid Executive at any time hereafter under the terms of any other agreement between Executive and Company or under any other policy of Company relating to compensation, or retirement or other benefits. Except for the provisions of Section 7.01(a), payments or benefits provided Executive hereunder shall be reduced by any amount Executive may earn or receive from employment with another employer.

     12.09.  Notice.  Any notice required to be given, served or delivered to
             ------
any of the parties hereto shall be sufficient if it is in writing and sent by certified mail with proper postage prepaid or by overnight delivery service addressed as indicated in the preamble to this Agreement (or to any other address which either party shall, by notice given in accordance herewith, direct). Any party may change the person and/or address to whom the other parties must give notice under this Section by giving such other parties written notice of such change, in accordance with the procedures described above.

     12.10.  Counterparts.  This Agreement may be executed in one or more
             ------------
counterparts, all of which together shall constitute but one Agreement.

     IN WITNESS WHEREOF the following parties have executed the above instrument the day and year first above written.

                              UNITED SHIPPING & TECHNOLOGY, INC.

                              By:_________________________________________
                                     Its:  Chief Executive Officer



                              VELOCITY EXPRESS, INC.

                              By:_________________________________________
                              Its: _________________________________



                                  _________________________________________
                                      Jeffry J. Parell

                                   EXHIBIT A

                          DUTIES AND RESPONSIBILITIES

     As President and Chief Executive Officer of the Company, Executive shall, under the direction and control of UST's Chief Executive Officer, have the following duties and responsibilities:

     1. Direct the day-to-day operation of the business of the Company and its subsidiaries, and their respective businesses, as a whole;

     2. Direct and manage certain of the Company's executive staff (both executive officers of the Company and its subsidiaries);

     3. Enter into contracts on behalf of the Company and its subsidiaries, except where such contracts are required by statute to have prior Board or shareholder approval, and except as may be limited by the Board of Directors or Chief Executive Officer of UST;

     4. Implement all strategic and other business plans and objectives of the Company as determined by UST's Chief Executive Officer and Board of Directors;

     5.   Enforce Company policies, rules and procedures;

     6. Employ, direct and terminate Company personnel required for the performance of the foregoing duties, provided, that Executive shall not terminate any employee of Company with a written employment agreement without the consent of UST's Chief Executive Officer; and

     7. Perform such other functions as necessary or appropriate to carry out the directives of the Chief Executive Officer or of the Board of Directors of UST, and as are consistent with Executive's position and title.